Exhibit 99.1
The Honest Company Reports Third Quarter 2021 Financial Results

Eighth consecutive quarter of year-over-year revenue and volume growth
Revenue grew 6% as compared to third quarter of 2020 and 47% as compared to third quarter of 2019
Diapers and Wipes and Skin and Personal Care combined revenue grew 20% as compared to third quarter of 2020

LOS ANGELES, Calif. – November 10, 2021 – The Honest Company (NASDAQ: HNST), a digitally native, mission-driven brand focused on leading the clean lifestyle movement, today reported third quarter 2021 financial results for the three and nine months ended September 30, 2021. Third quarter results reflect Honest’s strategic investments in its core product categories across Diapers and Wipes and Skin and Personal Care, with both categories experiencing revenue growth compared to the third quarter of 2020 and 2019.

“The progress and underlying strength of our business reflects the continued success of our strategic initiatives. This past quarter’s results reflect solid execution by our team, delivering growth, increasing market share, accelerating household penetration and adding incremental omnichannel distribution,” said Nick Vlahos, Chief Executive Officer of The Honest Company. “As our entire industry has faced a dynamic operating environment with significant inflationary pressure and supply chain challenges, our solid revenue and gross margin performance continues to show the strength of our business. As we look to the future, we remain confident in our strategic plan and are focused on executing with excellence to deliver long-term shareholder value and further solidify Honest's position as the next generation, modern CPG company.”

Third Quarter Highlights

•Revenue grew 6% from the third quarter of 2020 led by Diapers and Wipes and Skin and Personal Care, which collectively grew 20% compared to the third quarter of 2020, partially offset by a decline in Household and Wellness.

•Gross profit of $29.8 million and gross margin of 36% reflecting strong demand for our product offerings as well as efficiencies from our costovation strategies which mitigated the negative impact of cost inflation.

•Expanded retail distribution to over 40,000 retail locations in the third quarter of 2021, an increase of 10% as compared to the third quarter of 2020.

•Introduced consumer-centric new marketing including our Lavender Nighttime campaign and support for our Beauty Restage that highlighted the breadth of our Skin & Personal Care line and the sustainability improvements in our Beauty portfolio.

•Increased household penetration to 3.5%, a 10% increase as compared to the the third quarter of 2020.

Third Quarter 2021 Revenue by Product Category and Channel

	For the three months ended September 30,			2021 vs 2020	2020 vs 2019	2021 vs 2019
	2021	2020	2019	% change	% change	% change
(In thousands, except percentages)
Diapers and Wipes	$53,847	$46,283	$38,923	16%	19%	38%
Skin and Personal Care	25,375	19,779	13,684	28	45	85
Household and Wellness	3,429	11,866	3,726	(71)	218	(8)
Total Revenue	$82,651	$77,928	$56,333	6%	38%	47%

	For the three months ended September 30,			2021 vs 2020	2020 vs 2019	2021 vs 2019
	2021	2020	2019	% change	% change	% change
(In thousands, except percentages)
Digital	$39,114	$43,952	$30,755	(11)%	43%	27%
Retail	43,537	33,976	25,578	28	33	70
Total Revenue	$82,651	$77,928	$56,333	6%	38%	47%

Revenue increased 6% to $82.7 million for the third quarter of 2021 compared to the third quarter of 2020 when revenue increased 38% compared to the third quarter of 2019. The increase in revenue for the third quarter of 2021 compared to the third quarter of 2020 was primarily a result of strong volume growth in our Skin and Personal Care and Diapers and Wipes product categories primarily within our Retail channel, partially offset by a decline in the Household and Wellness product category. Revenue would have grown 12%,(1) excluding an estimated $4.4 million in COVID-19 related revenue generated in the third quarter of 2020 primarily from sanitization and disinfecting products, which are included in our Household and Wellness product category. Our retail consumption outpaced category growth with Honest diapers increasing 24%, Honest wipes increasing 23% and Honest personal care increasing 25% resulting in higher market share across all three product categories.

Revenue by product category was as follows:

•Diapers and Wipes: Diaper and Wipes represented 65% of our revenue for the third quarter. Revenue increased 16% as compared to the third quarter of 2020 and grew 38% compared to the third quarter of 2019. Notably, our diaper and wipes businesses both grew double digits in the third quarter of 2021 as compared to the third quarter of 2020 driven by our new Clean, Conscious Diaper innovation and integrated marketing plans.

•Skin and Personal Care: Skin and Personal Care represented 31% of our revenue for the third quarter. Revenue increased 28% as compared to the third quarter of 2020 when Skin and Personal Care grew 85% as compared to the third quarter of 2019. This increase in revenue was driven by additional retail distribution, incremental assortment and investment in our Content, Community, Commerce strategy.

•Household and Wellness: Household and Wellness represented 4% of our revenue for the third quarter. Revenue decreased 71% as compared to the third quarter of 2020. This decline was driven by an overall reduction in consumer demand for sanitization and disinfecting products as more consumers became vaccinated against COVID-19.

	For the three months ended September 30,
	2021	2020	2019
(As a percentage of revenue)
Digital	47%	56%	55%
Retail	53%	44%	45%
Total Revenue	100%	100%	100%

As a truly omnichannel business, we are well positioned to be accessible to our consumers wherever they choose to shop. Last year, during the early stages of the COVID-19 pandemic, consumers sheltered in place and we saw a continued channel shift toward our Digital channel which increased to 56% of revenue in the third quarter of 2020, with Retail accounting for 44% of revenue. In the third quarter of 2021, consistent with the significant industry shift from Digital to Retail as more consumers have become vaccinated and have chosen to return to in-store shopping, we saw a reversal of this trend with 53% of our revenue in the Retail channel.

Retail channel revenue increased 28% to $43.5 million in the third quarter of 2021 as compared to the third quarter of 2020. This is on top of the Retail channel revenue increase of 33% in third quarter of 2020 as compared to the third quarter of 2019. Retail channel revenue in the third quarter of 2021 increased as more consumers have become vaccinated and have shifted shopping behavior from Digital to Retail. We have also had success at expanding distribution and improving our merchandising programs with our retail partners especially in our Skin and Personal Care products.

Digital channel revenue decreased 11% to $39.1 million in the third quarter of 2021 as compared to the third quarter of 2020 when Digital channel revenue grew 43% as compared to the third quarter of 2019. The reduction in revenue in our Digital channel was primarily due to the Retail channel shift.

(1) Revenue growth excluding estimated COVID-19 impact is calculated based on non-GAAP adjusted revenue for the third quarter of 2020 of $73.5 million. See the reconciliation of non-GAAP adjusted revenue, a non-GAAP financial measure, to revenue calculated in accordance with GAAP in the discussion at the end of this press release.

Third Quarter 2021 Financial Results

	For the three months ended September 30,
	2021	2020	% change
(In thousands, except percentages)
Revenue	$82,651	$77,928	6%
Cost of revenue	52,892	48,519	9%
Gross profit	29,759	29,409	1%
Gross margin	36.0%	37.7%	(1.7)%
Operating expenses
Selling, general and administrative	18,568	16,202	15%
Marketing	13,687	13,516	1%
Research and development	2,092	1,425	47%
Total operating expenses	34,347	31,143	10%
Operating loss	(4,588)	(1,734)	NM*
Interest and other income (expense), net	(526)	(230)	129%
Loss before provision for income taxes	(5,114)	(1,964)	NM*
Income tax provision	22	22	—%
Net loss	$(5,136)	$(1,986)	NM*

*Percentage not meaningful.

Gross margin decreased slightly during the third quarter of 2021 as compared to the third quarter of 2020 primarily due to a more normalized level of trade spend and higher input costs in transportation and warehouse labor costs. Gross margin expanded 40 basis points from the first half of 2021 driven by our costovation projects and operating leverage as the business scales.

Operating expenses increased during the third quarter of 2021 compared to the third quarter of 2020 driven by increased selling, general, and administrative expense due to an increase in stock-based compensation and public company costs. Marketing spend increased slightly driven by investment behind the Clean, Conscious Diaper innovation and our Skin and Personal Care campaigns. Research and development expense increased due to our investment in core product innovation.

Net loss for the third quarter of 2021 was $5.1 million, compared to net loss of $2.0 million during the third quarter of 2020.

Adjusted EBITDA for the third quarter of 2021 was $1.2 million compared to $2.1 million during the third quarter of 2020. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to the GAAP financial measure in the table at the end of this press release.

We ended the third quarter of 2021 with $90.3 million in cash, cash equivalents and short-term investments, an increase of $26.7 million compared to December 31, 2020.

Webcast and Conference Call Information

A webcast and conference call to discuss third quarter 2021 results is scheduled for today, November 10, 2021, at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. Those interested in participating in the conference call are invited to dial (855) 940-5313 (participant passcode: 2585924) or (929) 517-0417, if calling internationally. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will remain available on the website for 90 days.

Forward Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•our expectations regarding our revenue, cost of revenue, operating expenses, gross margin, adjusted EBITDA and other operating results, in particular with respect to our outlook for the remainder of 2021;
•our strategic initiatives and priorities, including the timing and cadence of marketing and product innovation;
•our ability to implement our strategy to deliver sustained long-term growth and increased value for our stakeholders;
•our ability to effectively manage our growth;
•our ability to acquire new consumers and successfully retain existing consumers, including their level of spend with us;
•our expansion with retail and digital partners and our belief that significant opportunity exists to expand our on-shelf presence and the depth of our product offering with new and existing retail and digital partners;
•our ability to continue to increase market share and household penetration of our products;
•our ability to offset commodity prices, labor costs, input cost and transportation cost inflation with productivity or pricing improvements;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•the effect of COVID-19 or other public health crises on our business and the global economy, including the shift from our Digital channel to our Retail channel as consumers get vaccinated and return to in-store shopping;
•our continued revenue growth through omnichannel strategy and ability to capture growth in whitespace opportunities in our Retail channel;
•expectations regarding consumer demand and the timing and amount of orders from key customers; and
•our ability to achieve or sustain our profitability.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the prospectus for our IPO, filed on May 6, 2021, as updated by our Quarterly Report on Form 10-Q, filed on August 13, 2021, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a mission-driven, digitally-native brand focused on leading the clean lifestyle movement, creating a community for conscious consumers and seeking to disrupt multiple consumer product categories. Since its launch in 2012, Honest has been dedicated to creating thoughtfully formulated, safe and effective personal care, beauty, baby and household products, which are available via honest.com, third-party ecommerce partners and approximately 40,000 retail locations across the United States, Canada and Europe. Based in Los Angeles, CA, the Company’s mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contact:
ICR, Inc.
Allison Malkin
Investors@honest.com
203-682-8225

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020

Revenue	$82,651	$77,928	$238,258	$222,654
Cost of revenue	52,892	48,519	153,177	140,953
Gross profit	29,759	29,409	85,081	81,701
Operating expenses
Selling, general and administrative	18,568	16,202	65,356	45,848
Marketing	13,687	13,516	41,868	33,334
Research and development	2,092	1,425	6,082	3,691
Total operating expenses	34,347	31,143	113,306	82,873
Operating loss	(4,588)	(1,734)	(28,225)	(1,172)
Interest and other income (expense), net	(526)	(230)	(1,362)	(564)
Loss before provision for income taxes	(5,114)	(1,964)	(29,587)	(1,736)
Income tax provision	22	22	67	66
Net loss	$(5,136)	$(1,986)	$(29,654)	$(1,802)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.06)	$(0.06)	$(0.33)	$(0.05)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	90,397,409	34,084,819	64,399,183	34,071,770

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	10	(113)	(96)	49
Comprehensive loss	$(5,126)	$(2,099)	$(29,750)	$(1,753)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$27,666	$29,259
Restricted cash	—	1,752
Short-term investments	62,678	34,425
Accounts receivable, net	31,654	22,795
Inventories	77,858	76,669
Prepaid expenses and other current assets	13,777	8,657
Total current assets	213,633	173,557
Restricted cash, net of current portion	—	6,189
Property and equipment, net	53,888	56,703
Goodwill	2,230	2,230
Intangible assets, net	458	511
Other assets	4,151	1,542
Total assets	$274,360	$240,732
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$31,178	$31,132
Accrued expenses	17,280	22,222
Deferred revenue	816	716
Total current liabilities	49,274	54,070
Long term liabilities
Lease financing obligation, net of current portion	37,758	38,426
Other long-term liabilities	7,843	8,657
Total liabilities	94,875	101,153
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 49,192,248 shares authorized at December 31, 2020; 49,100,928 shares issued and outstanding as of December 31, 2020; (liquidation preference of $396,726 as of December 31, 2020)	—	376,404
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at September 30, 2021, none issued or outstanding as of September 30, 2021	—	—
Common stock, $0.0001 par value, 1,000,000,000 and 150,000,000 shares authorized at September 30, 2021 and December 31, 2020, respectively; 90,528,446 and 34,089,186 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	9	3
Additional paid-in capital	562,109	116,055
Accumulated deficit	(382,631)	(352,977)
Accumulated other comprehensive income (loss)	(2)	94
Total stockholders’ equity (deficit)	179,485	(236,825)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$274,360	$240,732

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(29,654)	$(1,802)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,135	3,707
Stock-based compensation	13,240	6,053
Other	204	57
Changes in assets and liabilities:
Accounts receivable, net	(8,859)	568
Inventories	(1,188)	(21,704)
Prepaid expenses and other assets	(7,552)	590
Accounts payable, accrued expenses and other long-term liabilities	(5,783)	17,730
Deferred revenue	98	(66)
Net cash (used in) provided by operating activities	(36,359)	5,133
Cash flows from investing activities
Purchases of short-term investments	(65,267)	(6,016)
Proceeds from sales of short-term investments	26,858	5,830
Proceeds from maturities of short-term investments	9,862	44,007
Purchases of property and equipment	(187)	(167)
Net cash (used in) provided by investing activities	(28,734)	43,654
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting commissions and discounts	96,517	—
Taxes paid related to net share settlement of equity awards	(565)	—
Dividends paid	(35,000)	—
Proceeds from exercise of stock options	941	27
Payment of initial public offering costs	(5,477)	—
Payments on lease obligations	(857)	(747)
Net cash provided by (used in) financing activities	55,559	(720)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,534)	48,067
Cash, cash equivalents and restricted cash
Beginning of the period	37,200	13,543
End of the period	$27,666	$61,610

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$27,666	$53,669
Restricted cash, current	—	1,598
Restricted cash, non-current	—	6,343
Total cash, cash equivalents and restricted cash	$27,666	$61,610

Supplemental disclosures of noncash activities
Equipment acquired under capital lease obligations	$105	$54
Capital expenditures included in accounts payable and accrued expenses	$27	$—

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA and non-GAAP adjusted revenue, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.
We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense; (5) professional fees and expenses and executive termination expenses related to our Innovation Strategy; (6) litigation and settlement fees associated with certain non-ordinary course litigation; and (7) the IPO Bonuses, including associated payroll taxes and expenses, and third-party costs associated with our IPO. We calculate non-GAAP adjusted revenue as revenue adjusted to exclude an estimated $4.4 million of COVID-19 related increase in consumption levels of our sanitization and disinfecting products within Household and Wellness during the three months ended September 30, 2020.

Adjusted EBITDA and non-GAAP adjusted revenue are financial measures that are not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. We believe that the use of non-GAAP adjusted revenue is helpful to our investors and analysts in evaluating the impact of COVID-19 on our business.

Adjusted EBITDA and non-GAAP adjusted revenue are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not include the IPO Bonuses, including associated payroll taxes and expenses, or third-party costs associated with the preparation of the IPO, (6) it does not reflect tax payments that may represent a reduction in cash available to us, and (7) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis. In addition, our use of adjusted EBITDA and non-GAAP adjusted revenue may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA or non-GAAP adjusted revenue in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and non-GAAP adjusted revenue alongside other financial measures, including our net income (loss), revenue and other results stated in accordance with GAAP.

Revenue was $82.7 million for the third quarter of 2021, compared to revenue of $77.9 million for the third quarter of 2020, resulting in revenue growth of $4.7 million, or 6%. Excluding an estimated $4.4 million of revenue attributable to the COVID-19 related increase in consumption levels on our sanitization and disinfecting products within Household and Wellness during the third quarter of 2020, we estimate revenue for the third quarter of 2020 would have been $73.5 million, resulting in revenue growth of $9.1 million, or 12%, for the third quarter of 2021.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2021	2020	2021	2020
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(5,136)	$(1,986)	$(29,654)	$(1,802)
Interest and other (income) expense, net	526	230	1,362	564
Income tax provision	22	22	67	66
Depreciation and amortization	1,019	1,150	3,135	3,707
Stock-based compensation	4,776	1,805	13,240	6,053
Innovation Strategy expenses(1)	—	815	—	1,386
Related IPO costs and other transaction-related expenses(2)	—	110	12,160	110
Adjusted EBITDA	$1,207	$2,146	$310	$10,084
(1)     Includes professional fees and expenses and executive severance and termination expenses related to our Innovation Strategy.
(2)    Includes IPO-related costs, including bonus payments, and other transaction-related third-party expenses, which are generally incremental costs incurred associated with the preparation of the IPO.